Exhibit 99.1

NEWS RELEASE

Contacts:

Jeff Warren	Brian Henry
Investor Relations	Public Relations
763-505-2696	763-505-2796
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS FIRST QUARTER EARNINGS
Updates Fiscal 2011 Revenue Outlook and EPS Guidance
MINNEAPOLIS – August 24, 2010 – Medtronic, Inc. (NYSE:MDT) today announced financial results for its first quarter of fiscal year 2011, which ended July 30, 2010.
The company reported worldwide first quarter revenue of $3.773 billion, compared to the $3.933 billion reported in the first quarter of fiscal year 2010, a decrease of 4 percent as reported or an increase of 2 percent after adjusting for a $21 million unfavorable foreign currency impact and approximately $200 million of revenue benefit for the extra week in the first quarter of fiscal year 2010. The first quarter of fiscal year 2011 contained 13 weeks, one less week than the first quarter of fiscal year 2010.
As reported, first quarter net earnings were $830 million, or $0.76 per diluted share, an increase of 87 percent and 90 percent, respectively, over the same period in the prior year. As detailed in the attached table, first quarter net earnings and diluted earnings per share on a non-GAAP basis were $868 million and $0.80, a decrease of 2 percent and an increase of 1 percent, respectively, over the same period in the prior year. Further adjusting for the extra week in fiscal year 2010, results in a net earnings and diluted earnings per share increase of 5 percent and 8 percent, respectively, over the same period in the prior year.

Revenue outside the United States of $1.544 billion was flat compared to the same period last year, or an increase of 6 percent after adjusting for a $21 million negative foreign currency impact and the extra week in fiscal year 2010. International sales accounted for 41 percent of Medtronic’s worldwide revenue.
“A softer global healthcare market impacted by decreased utilization and increased pricing pressure made for a difficult first quarter,” said Bill Hawkins, Medtronic chairman and chief executive officer. “Solid performance from the CardioVascular, Diabetes and Surgical Technologies businesses was offset by softness in other businesses. Despite a difficult quarter, the fundamentals of our business remain strong and we are confident that our diversified portfolio positions us well to deliver market-leading performance in the long run.”
Cardiac and Vascular Group
The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control. The group had worldwide sales in the quarter of $2.027 billion, which represents a decrease of 5 percent as reported or an increase of 1 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Cardiac & Vascular Group International sales of $1.042 billion were flat as reported compared to the prior year or an increase of 6 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Group revenue performance was driven by strong CardioVascular sales offset by weaker sales in CRDM and Physio-Control.
CRDM revenue of $1.226 billion declined 8 percent as reported or 3 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Revenue from implantable cardioverter defibrillators (ICD) was $722 million, while pacing revenue was $473 million in the quarter. Lower CRDM sales due to slower market growth and increased pricing pressure were partially offset by continued growth of the AF Solutions business and the launch of the Protecta ICD in Europe.
CardioVascular revenue of $717 million grew 4 percent as reported or 10 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Revenue growth was driven by strong international growth of 11 percent as reported, or 18 percent after adjusting for foreign currency and the extra week in fiscal year 2010. The Coronary & Peripheral, Structural Heart, and Endovascular businesses grew worldwide revenue 11 percent, 10 percent, and 10 percent, respectively, after adjusting for foreign currency and the extra week in fiscal year 2010. Strong revenue performance was driven by the Invatec acquisition and transcatheter valves led by the CoreValve device.
Physio-Control revenue of $84 million declined 13 percent as reported or 7 percent after adjusting for foreign currency and the extra week in fiscal year 2010. The revenue decline was due largely to a supplier constraint that has been rectified subsequent to quarter end and a slowdown in spending by certain international governments.
Restorative Therapies Group
The Restorative Therapies Group at Medtronic is comprised of Spinal, Neuromodulation, Diabetes, and Surgical Technologies. The group had worldwide sales in the quarter of $1.746 billion, which represents a decrease of 4 percent as reported or an increase of 2 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Restorative Therapies Group International sales of $502 million increased 1 percent as reported or 7 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Group revenue performance was led by strong growth in Diabetes and Surgical Technologies offset by weaker sales in Spinal.

Spinal revenue of $829 million declined 9 percent as reported or 5 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Sales of Core Spinal products and Biologics decreased 6 percent and 1 percent, respectively, after adjusting for foreign currency and the extra week in fiscal year 2010. Slowing market growth, driven by weaker procedure growth and increased pricing pressures, contributed to the decrease in revenue.
Neuromodulation revenue of $370 million declined 1 percent as reported or increased 5 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Growth continues to be driven by strong sales of Activa PC and RC Deep Brain Stimulation systems for movement disorders and InterStim Therapy for overactive bladder and urinary retention, and bowel control outside the United States.
Diabetes revenue of $312 million grew 6 percent as reported or 12 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Growth in the quarter was driven by strong sales of continuous glucose monitoring (CGM) products. Medtronic remains the only company with a sensor-augmented insulin pump, and the potential benefits of the technology were underscored by the successful results of the STAR 3 study presented at the American Diabetes Association annual conference in June.
Surgical Technologies revenue of $235 million grew 4 percent as reported or 9 percent after adjusting for foreign currency and the extra week in fiscal year 2010. Capital spending in hospitals increased in the quarter, which provided opportunities for technology upgrades driven by new product launches.
Guidance

The company today updated revenue outlook and diluted earnings per share guidance for fiscal year 2011.
For fiscal year 2011, based on estimated market growth of 3 to 4 percent, the company expects revenue growth in the range of 2 to 5 percent on a constant currency basis. The company expects diluted earnings per share in the range of $3.40 to $3.48, which includes approximately $0.05 of dilution from the acquisition of Invatec and ATS Medical. Excluding the approximate $0.05 impact of acquisition dilution and the approximate $0.05 benefit of the extra week in fiscal year 2010, fiscal year 2011 diluted earnings per share growth is expected to be in the range of 9 percent to 11 percent.
Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge to interest expense due to the accounting rules governing convertible debt. The guidance provided only reflects information available to the company at this time.
“In these uncertain times, the strength of our diversified portfolio, both in terms of business and geography, is more important than ever,” said Hawkins. “Although we have experienced a slowdown in the markets of our largest businesses, the investments we are making in emerging markets and emerging therapies will allow us to achieve market-leading performance over the long-term. We remain confident in our robust product pipeline and look forward to a number of important product launches in the coming months. Our financial strength gives us the flexibility to drive our strategy and meet our financial commitments. The strategic and operational steps we have taken over the past few years have prepared us to succeed in a challenging environment.”
Webcast Information
Medtronic will host a webcast today, August 24, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
This press release contains forward-looking statements related to expected product introductions and results of Medtronic’s future operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2010.
-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

($ millions)	FY10 QTR1	FY10 QTR 2	FY10 QTR 3	FY10 QTR 4	FY10 Total	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total
REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,337	$1,278	$1,243	$1,409	$5,268	$1,226	$—	$—	$—	$1,226
Pacing Systems	536	498	459	495	1,987	473	—	—	—	473
Defibrillation Systems	775	754	756	881	3,167	722	—	$—	—	722
Other	26	26	28	33	114	31	—	—	—	31

CARDIOVASCULAR	$689	$696	$722	$757	$2,864	$717	$—	$—	$—	$717
Coronary & Peripheral	353	369	386	382	1,489	372	—	—	—	372
Structural Heart	218	206	216	239	880	224	—	—	—	224
Endovascular	118	121	120	136	495	121	—	—	—	121

PHYSIO-CONTROL	$97	$94	$100	$134	$425	$84	$—	$—	$—	$84

CARDIAC & VASCULAR GROUP	$2,123	$2,068	$2,065	$2,300	$8,557	$2,027	$—	$—	$—	$2,027

SPINAL	$915	$862	$842	$880	$3,500	$829	$—	$—	$—	$829
Core Spinal	696	642	630	664	2,632	622	—	—	—	622
Biologics	219	220	212	216	868	207	—	—	—	207

NEUROMODULATION	$373	$384	$394	$411	$1,560	$370	$—	$—	$—	$370

DIABETES	$295	$300	$311	$332	$1,237	$312	$—	$—	$—	$312

SURGICAL TECHNOLOGIES	$227	$224	$239	$273	$963	$235	$—	$—	$—	$235

RESTORATIVE THERAPIES GROUP	$1,810	$1,770	$1,786	$1,896	$7,260	$1,746	$—	$—	$—	$1,746

TOTAL	$3,933	$3,838	$3,851	$4,196	$15,817	$3,773	$—	$—	$—	$3,773

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$—	$—	$—	$(21)

COMPARABLE OPERATIONS (1)	$3,933	$3,838	$3,851	$4,196	$15,817	$3,794	$—	$—	$—	$3,794

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
US REVENUE
(Unaudited)

($ millions)	FY10 QTR 1	FY10 QTR 2	FY10 QTR 3	FY10 QTR 4	FY10 Total	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total
REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$762	$721	$675	$787	$2,944	$691	$—	$—	$—	$691
Pacing Systems	247	221	193	212	872	214	—	—	—	214
Defibrillation Systems	508	492	475	567	2,043	467	—	—	—	467
Other	7	8	7	8	29	10	—	—	—	10

CARDIOVASCULAR	$260	$252	$239	$264	$1,015	$241	$—	$—	$—	$241
Coronary & Peripheral	103	106	100	111	419	98	—	—	—	98
Structural Heart	98	87	86	92	363	89	—	—	—	89
Endovascular	59	59	53	61	233	54	—	—	—	54

PHYSIO-CONTROL	$57	$49	$53	$71	$230	$53	$—	$—	$—	$53

CARDIAC & VASCULAR GROUP	$1,079	$1,022	$967	$1,122	$4,189	$985	$—	$—	$—	$985

SPINAL	$712	$662	$644	$662	$2,680	$631	$—	$—	$—	$631
Core Spinal	507	457	446	462	1,871	439	—	—	—	439
Biologics	205	205	198	200	809	192	—	—	—	192

NEUROMODULATION	$265	$272	$272	$276	$1,086	$261	$—	$—	$—	$261

DIABETES	$193	$201	$203	$213	$810	$203	$—	$—	$—	$203

SURGICAL TECHNOLOGIES	$142	$140	$150	$169	$601	$149	$—	$—	$—	$149

RESTORATIVE THERAPIES GROUP	$1,312	$1,275	$1,269	$1,320	$5,177	$1,244	$—	$—	$—	$1,244

TOTAL	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$—	$—	$—	$2,229

ADJUSTMENTS:

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$—	$—	$—	$2,229

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

($ millions)	FY10 QTR 1	FY10 QTR 2	FY10 QTR 3	FY10 QTR 4	FY10 Total	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total
REPORTED REVENUE:

CARDIAC RHYTHM DISEASE MANAGEMENT	$575	$557	$568	$622	$2,324	$535	$—	$—	$—	$535
Pacing Systems	289	277	266	283	1,115	259	—	—	—	259
Defibrillation Systems	267	262	281	314	1,124	255		—	—	255
Other	19	18	21	25	85	21	—	—		21

CARDIOVASCULAR	$429	$444	$483	$493	$1,849	$476	$—	$—	$—	$476
Coronary & Peripheral	250	263	286	271	1,070	274	—	—	—	274
Structural Heart	120	119	130	147	517	135	—	—	—	135
Endovascular	59	62	67	75	262	67	—	—	—	67

PHYSIO-CONTROL	$40	$45	$47	$63	$195	$31	$—	$—	$—	$31

CARDIAC & VASCULAR GROUP	$1,044	$1,046	$1,098	$1,178	$4,368	$1,042	$—	$—	$—	$1,042

SPINAL	$203	$200	$198	$218	$820	$198	$—	$—	$—	$198
Core Spinal	189	185	184	202	761	183	—	—	—	183
Biologics	14	15	14	16	59	15	—	—	—	15

NEUROMODULATION	$108	$112	$122	$135	$474	$109	$—	$—	$—	$109

DIABETES	$102	$99	$108	$119	$427	$109	$—	$—	$—	$109

SURGICAL TECHNOLOGIES	$85	$84	$89	$104	$362	$86	$—	$—	$—	$86

RESTORATIVE THERAPIES GROUP	$498	$495	$517	$576	$2,083	$502	$—	$—	$—	$502

TOTAL	$1,542	$1,541	$1,615	$1,754	$6,451	$1,544	$—	$—	$—	$1,544

ADJUSTMENTS:

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$—	$—	$—	$(21)

COMPARABLE OPERATIONS (1)	$1,542	$1,541	$1,615	$1,754	$6,451	$1,565	$—	$—	$—	$1,565

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended
	July 30,	July 31,
	2010	2009
	(in millions, except per share data)
Net sales	$3,773	$3,933

Costs and expenses:
Cost of products sold	893	966
Research and development expense	370	370
Selling, general, and administrative expense	1,334	1,368
Restructuring charges	—	62
Certain litigation charges, net	—	444
Purchased in-process research and development (IPR&D) charges and certain acquisition-related costs	15	—
Other expense, net	47	96
Interest expense, net	74	66

Total costs and expenses	2,733	3,372

Earnings before income taxes	1,040	561

Provision for income taxes	210	116

Net earnings	$830	$445

Basic earnings per share	$0.76	$0.40

Diluted earnings per share	$0.76	$0.40

Basic weighted average shares outstanding	1,086.1	1,112.6
Diluted weighted average shares outstanding	1,089.7	1,114.6

Cash dividends declared per common share	$0.225	$0.205

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	July 30,		July 31,		Percentage
	2010		2009		Change
Net earnings, as reported	$830		$445		87%
Restructuring charges	—		50	(c)
Certain litigation charges, net	—		360	(d)
IPR&D and certain acquisition-related costs	11	(a)	—
Impact of authoritative convertible debt guidance on interest expense, net	27	(b)	28	(b)

Non-GAAP net earnings	$868		$883		-2%

Less estimated impact of extra week in the first quarter of fiscal year 2010	—		(56	)(e)

Adjusted Non-GAAP net earnings	$868		$827		5%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	July 30,		July 31,		Percentage
	2010		2009		Change
Diluted EPS, as reported	$0.76		$0.40		90%
Restructuring charges	—		0.04	(c)
Certain litigation charges, net	—		0.32	(d)
IPR&D and certain acquisition-related costs	0.01	(a)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.02	(b)	0.03	(b)

Non-GAAP diluted EPS	$0.80	(1)	$0.79		1%

Less estimated impact of extra week in the first quarter of fiscal year 2010	—		(0.05	)(e)

Adjusted Non-GAAP diluted EPS	$0.80		$0.74		8%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $11 million ($0.01 per share) after-tax ($15 pre-tax) IPR&D and certain acquisition-related costs are related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. This payment was charged to IPR&D as technological feasibility has not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D and certain acquisition-related costs that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b) The Financial Accounting Standards Board (FASB) authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $27 million ($0.02 per share) and $28 million ($0.03 per share) for the three months ended July 30, 2010 and July 31, 2009, respectively. The pre-tax impact to interest expense, net was $43 million for both the three months ended July 30, 2010 and July 31, 2009. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c) The $50 million ($0.04 per share) after-tax ($69 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $2 million after-tax net reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives are designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacts most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d) The $360 million ($0.32 per share) after-tax ($444 million pre-tax) certain litigation charges, net are related to the resolution of all outstanding intellectual property litigation with Abbott Laboratories (Abbott). The terms of the agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(e) While Medtronic cannot precisely calculate the impact of last year’s extra week across each of its businesses, Medtronic believes that by reducing last year’s revenue by approximately $200 million and net earnings by approximately $56 million better reflects the impact to net earnings ($0.05 per share) and the adjusted operational growth of the Company. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the extra week in fiscal year 2010 compared to fiscal year 2011. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this extra week impact when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH ADUSTED FOR Q1 FY10 EXTRA WEEK
(Unaudited)
(in millions)

							Estimated	Constant
	Three months ended			Currency Impact		Constant	Q1 FY10 Extra	Currency Extra
	July 30,	July 31,	Reported	on Growth (a)		Currency	Week Impact	Week Adjusted
	2010	2009	Growth	Dollar	Percentage	Growth (a)	on Growth (b)	Growth (b)
Reported Revenue:
Pacing Systems	$473	$536	(12)%	$3	—%	(12)%	5%	(7)%
Defibrillation Systems	722	775	(7)	(8)	(1)	(6)	5	(1)
Other	31	26	19	—	—	19	5	24

Cardiac Rhythm Disease Management	1,226	1,337	(8)	(5)	—	(8)	5	(3)
Coronary & Peripheral	372	353	5	(2)	(1)	6	5	11
Structural Heart	224	218	3	(4)	(2)	5	5	10
Endovascular	121	118	3	(3)	(2)	5	5	10

CardioVascular	717	689	4	(9)	(1)	5	5	10
Physio-Control	84	97	(13)	(1)	(1)	(12)	5	(7)

Cardiac & Vascular Group	2,027	2,123	(5)	(15)	(1)	(4)	5	1

Core Spinal	622	696	(11)	—	—	(11)	5	(6)
Biologics	207	219	(5)	1	1	(6)	5	(1)

Spinal	829	915	(9)	1	1	(10)	5	(5)
Neuromodulation	370	373	(1)	(3)	(1)	—	5	5
Diabetes	312	295	6	(4)	(1)	7	5	12
Surgical Technologies	235	227	4	—	—	4	5	9

Restorative Therapies Group	1,746	1,810	(4)	(6)	(1)	(3)	5	2

Total	$3,773	$3,933	(4)%	$(21)	—%	(4)%	5%	2	%(1)

(1)	The percentages in this schedule have been intentionally rounded to the nearest whole percentage and therefore may not sum across.

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of one less week in the first quarter of fiscal year 2011 compared to fiscal year 2010 on revenue growth rates. While Medtronic cannot precisely calculate the impact of last year’s extra week across each of its businesses, Medtronic believes that adjusting this quarter’s growth rates by 500 basis points better reflects the adjusted operational growth. In addition, Medtronic management uses results of operations before currency translation and the impact of the extra week in Q1 FY10 to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO
CONSTANT CURRENCY GROWTH ADUSTED FOR Q1 FY10 EXTRA WEEK
(Unaudited)
(in millions)

							Estimated	Constant
	Three months ended			Currency Impact		Constant	Q1 FY10 Extra	Currency Extra
	July 30,	July 31,	Reported	on Growth (a)		Currency	Week Impact	Week Adjusted
	2010	2009	Growth	Dollar	Percentage	Growth (a)	on Growth (b)	Growth (b)
Reported Revenue:
Pacing Systems	$259	$289	(10)%	$3	1%	(11)%	5%	(6)%
Defibrillation Systems	255	267	(4)	(8)	(3)	(1)	5	4
Other	21	19	11	—	—	11	5	16

Cardiac Rhythm Disease Management	535	575	(7)	(5)	(1)	(6)	5	(1)

Coronary & Peripheral	274	250	10	(2)	—	10	5	15
Structural Heart	135	120	13	(4)	(3)	16	5	21
Endovascular	67	59	14	(3)	(5)	19	5	24

CardioVascular	476	429	11	(9)	(2)	13	5	18

Physio-Control	31	40	(23)	(1)	(3)	(20)	5	(15)

Cardiac & Vascular Group	1,042	1,044	—	(15)	(1)	1	5	6

Core Spinal	183	189	(3)	—	—	(3)	5	2
Biologics	15	14	7	1	7	—	5	5

Spinal	198	203	(2)	1	1	(3)	5	2

Neuromodulation	109	108	1	(3)	(3)	4	5	9
Diabetes	109	102	7	(4)	(4)	11	5	16
Surgical Technologies	86	85	1	—	—	1	5	6

Restorative Therapies Group	502	498	1	(6)	(1)	2	5	7

Total	$1,544	$1,542	—%	$(21)	(1)%	1%	5%	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of one less week in the first quarter of fiscal year 2011 compared to fiscal year 2010 on revenue growth rates. While Medtronic cannot precisely calculate the impact of last year’s extra week across each of its businesses, Medtronic believes that adjusting this quarter’s growth rates by 500 basis points better reflects the adjusted operational growth. In addition, Medtronic management uses results of operations before currency translation and the impact of the extra week in Q1 FY10 to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 30,	April 30,
	2010	2010
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,364	$1,400
Short-term investments	2,553	2,375
Accounts receivable, less allowances of $65 and $67, respectively	3,230	3,335
Inventories	1,577	1,481
Deferred tax assets, net	558	544
Prepaid expenses and other current assets	715	704

Total current assets	9,997	9,839

Property, plant, and equipment	5,429	5,358
Accumulated depreciation	(3,009)	(2,937)

Property, plant, and equipment, net	2,420	2,421

Goodwill	8,395	8,391
Other intangible assets, net	2,510	2,559
Long-term investments	5,057	4,632
Other assets	281	248

Total assets	$28,660	$28,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,428	$2,575
Accounts payable	410	420
Accrued compensation	680	1,001
Accrued income taxes	197	235
Other accrued expenses	896	890

Total current liabilities	5,611	5,121

Long-term debt	7,080	6,944
Long-term accrued compensation and retirement benefits	481	516
Long-term accrued income taxes	634	595
Long-term deferred tax liabilities, net	42	89
Other long-term liabilities	211	196

Total liabilities	14,059	13,461

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	108	110
Retained earnings	14,846	14,826
Accumulated other comprehensive loss	(353)	(307)

Total shareholders’ equity	14,601	14,629

Total liabilities and shareholders’ equity	$28,660	$28,090

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	July 30,	July 31,
	2010	2009
	(in millions)
Operating Activities:
Net earnings	$830	$445
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	187	188
Amortization of discount on senior convertible notes	43	43
IPR&D charges	15	—
Deferred income taxes	(22)	68
Stock-based compensation	49	62
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	68	37
Inventories	(73)	(35)
Accounts payable and accrued liabilities	(322)	(136)
Other operating assets and liabilities	30	(1)
Certain litigation charges, net	—	444
Certain litigation payments	—	(494)

Net cash provided by operating activities	805	621

Investing Activities:
Acquisitions, net of cash acquired	(62)	—
Additions to property, plant, and equipment	(108)	(150)
Purchases of marketable securities	(1,747)	(1,156)
Sales and maturities of marketable securities	1,183	860
Other investing activities, net	(55)	(83)

Net cash used in investing activities	(789)	(529)

Financing Activities:
Change in short-term borrowings, net	816	148
Payments on long-term debt	(2)	(6)
Dividends to shareholders	(245)	(228)
Issuance of common stock	25	36
Repurchase of common stock	(640)	(344)

Net cash used in financing activities	(46)	(394)

Effect of exchange rate changes on cash and cash equivalents	(6)	53

Net change in cash and cash equivalents	(36)	(249)

Cash and cash equivalents at beginning of period	1,400	1,271

Cash and cash equivalents at end of period	$1,364	$1,022

Supplemental Cash Flow Information
Income taxes paid	$261	$68
Interest paid	60	58